EXHIBIT 10.47

                                 PROMISSORY NOTE

266,666.56                                             West Palm Beach, Florida
                                                       July 11, 1997

         FOR VALUE RECEIVED, U.S. DIAGNOSTIC INC. ("USD" or the "Maker"), a Delaware corporation, with an address at 777 South Flagler Drive, West Palm Beach, Florida 33401, hereby promises to pay to the order of JEFFREY A. GOFFMAN ("Goffman" or "Payee"), with an address at 1116 Highland Beach Drive, Highland Beach, Florida 33487, the principal sum of Two Hundred Sixty-Six Thousand Six Hundred Sixty-Six Dollars and Fifty-Six Cents ($266,666.56), payable in sixteen
(16) equal cash payments of $16,666.66 each, due on the first day of each month commencing with August 1, 1997 and continuing for a period of sixteen (16) consecutive months. The outstanding principal amount of this Note shall be due and payable in full thirty (30) days after a sale or Change of Control of USD (as defined in Section 15(b) of the USD 1995 Long Term Incentive Plan).

         All payments or prepayments of principal due pursuant to this Note shall be made in immediately available funds by wire transfer to an account or accounts designated in writing by Payee or by check made payable to the order of Payee at the address of Payee noted above or at such other place in the United States of America as Payee shall have designated to Maker. In the event USD fails to make a payment within (10) days after the date on which such payment becomes due, USD shall pay Goffman interest on the delinquent payment at the per annum rate of ten percent (10%) (computed on the basis of a 360 day year and actual days elapsed) for the period of the delinquency.

         The obligations of Maker under this Note are subject to and conditioned upon Payee's compliance with the terms and conditions set forth in the Settlement Agreement, dated as of the date hereof, between USD and Goffman.

         If the due date of any payment under this Note would otherwise fall on a day which is not a Business Day, such date will be extended to the immediately succeeding Business Day. The term "Business Day" shall mean any day on which commercial banks in the State of Florida are not authorized or required to close.

         If one or more of the following events (an "Event of Default") shall occur and be continuing:

         (a) Maker shall default in the payment when due of any principal payable by Maker under this Note and such default shall continue for a period of twenty-five (25) days after such payment shall become due; or

         (b) Maker shall (i) apply for or consent to the appointment of, or the taking of possession by, a receiver, custodian, trustee or liquidator of itself or of all or a substantial part of its property, (ii) make a general assignment for the benefit of its creditors, (iii) commence a


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voluntary case under the Bankruptcy Code (as now or hereafter in effect),
(iv) file a petition seeking to take advantage of any other law relating to bankruptcy, insolvency, reorganization, winding-up, or composition or readjustment of debts, (v) fail to controvert in a timely and appropriate manner, or acquiesce to, any petition filed against it in an involuntary case under the Bankruptcy Code; or

         (c) Become the subject of an action or proceeding, in any court of competent jurisdiction, seeking (i) the liquidation, reorganization, dissolution or winding-up of Maker or of its assets, or the composition or adjustment of its debts, (ii) the appointment of a trustee, receiver, custodian, liquidator or the like of Maker, or of all or any substantial part of its assets, under any law relating to bankruptcy, insolvency, reorganization, winding-up, or composition or adjustment of debts, and such proceeding or case shall continue undismissed, or an order, judgment or decree approving or ordering any of the foregoing shall be entered and continue unstayed and in effect, for a period of 60 days; or an order for relief against it or any or its assets shall be entered in an involuntary case under the Bankruptcy Code and become final and non-appealable;

         THEREUPON: This Note and all amounts payable by Maker under this Note shall become due and payable, ten days after written notice to Maker of the occurrence of an Event of default and Payee's decision to accelerate. Payee may take such action as is permitted to enforce its rights hereunder and Maker shall pay all of the expenses of the Payee incurred for the collection of this Note and for the enforcement of its rights to obtain payment of this Note, including reasonable attorneys' fees and legal expenses. No delay on the part of Payee in the exercise of any right or remedy shall operate as a waiver thereof, and no single or partial exercise by Payee of any right or remedy shall preclude other or further exercise thereof or the exercise of any other right or remedy.

         This Note may be assigned by Payee without the prior written consent of Maker, and any holder of this Note shall have all the rights of Payee provided herein, subject to any rights of offset or defenses which Maker would have against Payee if this Note were held and enforced by Payee.

         This Note shall be governed by, and construed in accordance with, the laws of the State of Florida applicable to contracts made and to be performed entirely in the State of Florida.

         Maker hereby irrevocably submits to the jurisdiction of the state courts of the State of Florida and the jurisdiction of the United States District Court for the Southern District of Florida, for the purpose of any suit, action or other proceeding arising out of or based upon this Note.

                                               U.S. DIAGNOSTIC INC.

                                               By:/s/ JOSEPH A. PAUL
                                                  -----------------------------
                                                  Joseph A. Paul, President